ADDENDUM TO MANAGEMENT AGREEMENT

     This Addendum, dated as of April 5, 2004, supplements the Management Agreement, dated as of November 16, 1998, by and between American Century Variable Portfolios, Inc., ("ACVP") and American Century Investment Management, Inc. ("ACIM").

         IN CONSIDERATION of the mutual promises and conditions herein contained, the parties agree as follows (all capitalized terms used herein and not otherwise defined having the meaning given them in the Agreement):

         1. ACIM shall manage the following series (the "New Series") of shares to be issued by ACVP, and for such management shall receive the Applicable Fee set forth below:

                  Name of Series            Class             Applicable Fee

         VP Mid Cap Value Fund              Class I           1.00%
                                            Class II          0.90%

         VP International Fund              Class IV 1.40% on first $250 million
                                                     1.10% on next $250 million
                                                     1.00% thereafter

         2. ACIM shall manage the New Series in accordance with the terms and conditions specified in the Agreement for its existing management responsibilities.

         IN WITNESS WHEREOF, the parties have caused this Addendum to the Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

Attest:                                              AMERICAN CENTURY
                                                       VARIABLE PORTFOLIOS, INC.


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Anastasia H. Enneking                       Charles A. Etherington
Assistant Secretary                                  Vice President

Attest:                                AMERICAN CENTURY INVESTMENT
                                       MANAGEMENT, INC.


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Anastasia H. Enneking                       Charles A. Etherington
Assistant Secretary                                  Vice President